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                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

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                     TIAA - CREF Institutional Mutual Funds
                (Name of Registrant as Specified in its Charter)

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

TIAA-CREF
PRESS RELEASE


                 TIAA-CREF Announces Results of Special Meeting
            of Shareholders for TIAA-CREF Institutional Mutual Funds

NEW YORK (August 31, 2005) - TIAA-CREF announced at a special meeting held today, that shareholders of the TIAA-CREF Institutional Mutual Funds approved three of the proposals before them. Specifically, shareholders:

o Elected all of the nominees to the Board of Trustees, including Nancy L. Jacob, Willard T. Carleton, Eugene Flood, Jr., Howell E. Jackson, Bevis Longstreth, Bridget A. Macaskill, Maceo K. Sloan and Ahmed H. Zewail;
o Ratified the Board of Trustees' selection of PricewaterhouseCoopers LLP as the Funds' independent registered public accounting firm for the fiscal year ending September 30, 2005; and
o Approved the adoption of a distribution (12b-1) plan for each Fund in the Retail Class.

A new investment management agreement with Teachers Advisors, Inc., was also approved by the shareholders of the following Funds: Growth & Income; Large-Cap Growth Index; Large-Cap Value Index; Equity Index; Mid-Cap Growth Index; Mid-Cap Value Index; Mid-Cap Value; Mid-Cap Blend Index; Small-Cap Growth Index; Small-Cap Value Index; Small-Cap Blend Index; International Equity Index; S&P 500 Index and the Lifecycle Funds.

The new investment management agreement was not approved by shareholders of the Growth Equity; International Equity; Small-Cap Equity; Large-Cap Value; Real Estate Securities; Social Choice Equity; Bond; Inflation-Linked Bond; and Money Market Funds. These Funds have consistently incurred losses under the current fee structure. In light of this economic reality, the Funds' Board of Trustees will be considering whether to close some or all of these Funds to new investments or liquidating some or all of the Funds.

The meeting for the Mid-Cap Growth Fund has been adjourned with respect to the proposal to adopt a new investment management agreement since there was not enough shareholder votes to reach the legally required minimum vote on this proposal. The meeting for this fund will reconvene in late September 2005, with the exact date and time to be announced later.
                                     -more-

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

The Funds' Board of Trustees has unanimously recommended a vote FOR the new investment management agreement. In addition, Institutional Shareholder Services
(ISS), widely recognized as the leading independent proxy advisory firm in the nation, has recommended that shareholders vote FOR the new investment management agreement.

It is not necessary for shareholders who have already voted by proxy to take any further action if they do not wish to change their votes. Shareholders who have questions related to the proxy material or need assistance in voting their shares, can contact D.F. King & Co., the Funds' proxy solicitor, toll free at 800-755-7250. The definitive proxy materials are also available on the Securities and Exchange Commission's Web site at www.sec.gov.

                                       ###


About TIAA-CREF
TIAA-CREF is a national financial services organization and the leading provider of retirement services in the academic, research, medical and cultural fields. With more than $350 billion in combined assets under management (6/30/05), TIAA-CREF is ranked one of Fortune magazine's largest U.S. companies (April
2005). Further information can be found at www.tiaa-cref.org.

Contact:
Stephanie Cohen Glass
212.916.4993
Mobile:  917.526.1534
scohenglass@tiaa-cref.org




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